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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 10, 1998 in PalEx, Inc.'s Form 10-K for the year ended December 28, 1997, and our reports dated January 23, 1998, January 28, 1998, and February 27, 1998 in PalEx, Inc.'s Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission on April 28, 1998, and to all references to our firm included in this registration statement.

ARTHUR ANDERSEN LLP

Houston, Texas
May 22, 1998